Exhibit 3.1

                        RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                              SHARED TECHNOLOGIES INC.


               INTRODUCTION. SHARED TECHNOLOGIES INC. was originally incorporated under the name of Balcon, Inc. by Certificate of Incorporation filed on September 23, 1987. By a Plan and Agreement of Merger dated March 8, 1988, Balcon, Inc. merged with Shared Technologies Inc., survived the merger, and changed its name to Shared Technologies Inc. This restatement only restates and integrates, and does not further amend, the provisions of the Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between the provisions thereof and of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the Delaware General Corporation Law by the Board of Directors.

               FIRST.  The name of this corporation shall be:

                              SHARED TECHNOLOGIES INC.

               SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

               THIRD.  The purpose of the corporation shall be:

               To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $.004 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share.

               A. Common Stock. Shares of Common Stock shall have the following voting powers, rights and preferences:

               1. Voting Rights. Except as otherwise required by Statute or as otherwise provided in this Restated Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the

          stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting, voting together, as one class, with the holders of any shares of Preferred Stock who are entitled to vote, except to the extent that a class vote for any class or series of stock is required by statute.

               2. Dividends. Subject to any preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

               3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to the holders of Common Stock, ratably in proportion to the number of shares of Common Stock held by them.

               B. Preferred Stock. Shares of Preferred Stock shall have the following voting powers, rights and preferences.

               Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of any series of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued as shares of the same series or as shares of one or more other series of Preferred Stock except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

               Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred

          Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                       Designation of Series C Preferred Stock
                       ---------------------------------------

               1. Designation; Rank. The series of Preferred Stock designated and known as "Series C Preferred Stock" shall consist of 5,000,000 shares, par value $.01 per share. Shares of the Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation and to any other class or series of capital stock of the Corporation hereafter issued (all of such equity securities of the Corporation to which the Series C Preferred Stock ranks prior, including all classes of Common Stock, are at times collectively referred to herein as the "Junior Securities").

               2.   Dividends.
                    ----------
               (a) The holders of the Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends in cash at the annual rate of $.32 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, in equal quarterly payments in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to as a "Dividend Payment Date") commencing on September 30, 1992, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of this Corporation. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day.

               (b) Each of such quarterly dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the first day of the quarter in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend, such dividend shall accrue from September 15, 1992.

               (c) No dividends shall be declared or paid or set apart for payment on the Junior Securities, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series C Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared

          and a sum sufficient for the payment thereof set apart for such payment) on the Series C Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. Unless full cumulative dividends on the Series C Preferred Stock have been paid, no other distribution shall be made upon the Junior Securities or upon any other such series of Preferred Stock.

               (d) In the event that the Corporation shall have cumulative, accrued and unpaid dividends outstanding immediately prior to, and in the event of a conversion of any shares of Series C Preferred Stock as provided in Section 5 hereof, the Corporation shall, at the option of the holder of such shares, pay in cash to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 5 hereof, except that the Conversion Price (as that term is defined in Section 5(a)) for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

               3.   Liquidation, Dissolution or Winding Up.
                    ---------------------------------------
               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount equal to $4 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series C

          Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

               4.   Voting
                    -------
               (a) Except as may be otherwise provided in these terms of the Series C Preferred Stock or by law, the Series C Preferred Stock shall not be entitled to vote.

               (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
           For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Series Preferred Stock with preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series

          C Preferred Stock, and the authorization or issuance of any series of Series Preferred Stock on a parity with Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series C Preferred Stock. The number of authorized shares of Series C Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series C Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

               5. Optional Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $8.00. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full.
           In the event of a liquidation of the Corporation, the Conversion
          Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

               (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.


               (c)  Mechanics of Conversion.

                    (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                    (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.


                    (iv) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

               (d)  Adjustments to Conversion Price for Diluting Issues:

                     (i) Special Definitions. For purposes of this Subsection 5(d), the following definitions shall apply:

                         (A)  "Option" shall mean rights, options or
               warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options granted to employees or consultants of the Corporation pursuant to an option plan adopted by the Board of Directors (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

                         (B) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

                         (C)  "Convertible Securities" shall mean any
               evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (I)  upon conversion of shares of Series C
                    Preferred Stock outstanding on the Original Issue Date;

                              (II) as a dividend or distribution on Series C Preferred Stock;

                              (III)  by reason of a dividend, stock split,
                    split-up or other distribution on shares of Common

                    Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I) and (II) or this clause (III); or

                              (IV)  upon the exercise of options excluded
                    from the definition of "Option" in Subsection
                    5(d)(i)(A).

                    (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                    (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:



                         (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) no radjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (D) upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                         (E) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                    (iv) Adjustment of Conversion Price Upon Issuance of
               Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date

               issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 5(f) or upon a stock split or combination as provided in Subsection 5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 5(d)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Subsection 5(d)(i)(D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

                    Notwithstanding the foregoing, the applicable
               Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                    (v) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (A)  Cash and Property: Such consideration shall:

                                (I) insofar as it consists of cash, be
                    computed at the aggregate of cash received by the


                    Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                              (II) insofar as it consists of property other
                    than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (III) in the event Additional Shares of
                    Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                         (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of the Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of


          business on the date the subdivision or combination becomes effective.

               (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series of Preferred Stock then in effect by a fraction:

                     (i) the numerator of which shall be the total number
               of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                    (ii) the denominator of which shall be the total number
               of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

               (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such

          period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

               (h) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this
          Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

               (j) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the

          carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

               (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
          (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

               (1)  Notice of Record Date.  In the event:

                    (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii) that the Corporation subdivides or combines its
               outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                    (iv) of the involuntary or voluntary dissolution,
               liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating



                         (A)  the record date of such dividend,
               distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

               6.   Optional Redemption.

               (a) At any time and from time to time after June 30, 1993, the Corporation may, at the option of its Board of Directors, redeem the Series C Preferred Stock, in whole or in part, by paying $6 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting such shares) in cash for each share of Series C Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

               (b) In the event of any redemption of only a part of the then outstanding Series C Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series C Preferred Stock held by such holders on the date of the Redemption Notice (as defined below).

               (c) `At least 30 days prior to the date fixed for any redemption of Series C Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series C Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date and the date on which such holder's Conversion Rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such

          shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.
           In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall has been a default in payment of the Redemption Price, all rights of the holders of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series C Preferred Stock shall be redeemed from time to time. Any shares of Series C Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series C Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.


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

                       Designation of Series D Preferred Stock
                       ---------------------------------------

               1. Designation; Rank. The series of Preferred Stock designated and known as "Series D Preferred Stock" shall consist of 1,000,000 shares, par value $.01 per share. Shares of the Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation and junior to the Series C Preferred Stock.

               2.   Dividends.
                    ---------
               (a) The holders of the Series D Preferred Stock shall be entitled to receive, when declared by the Directors out of any funds legally available therefor, dividends in cash at the annual rate of $0.2375 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, in equal quarterly payments in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to as a "Dividend Payment Date") commencing on March 31, 1994, payable in preference and priority to any payment of any cash dividend on Common Stock and junior in preference and priority to any payment of any cash dividend to the holders of Series C Preferred Stock.
           Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that the amount payable to shareholders for the first such dividend due on March 31, 1994, shall be pro-rated on a daily basis from the date of issue. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day.

               (b) Each of such quarterly dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the date of issue of the Series D Preferred Stock.

               (c) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series D Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series D Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. (The Common Stock and any such series of Preferred Stock are referred to hereinafter as "Junior Securities".)
          Unless full cumulative dividends on the Series D Preferred Stock

          have been paid, no other distribution shall be made upon or in respect of the Junior Securities.

               (d) In the event that the Corporation shall have cumulative, accrued and unpaid dividends outstanding immediately prior to, and in the event of a conversion of any shares of Series D Preferred Stock as provided in Section 5 hereof, the Corporation shall, at its option, pay in cash to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock and the conversion price for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

               3. Liquidation, Dissolution or Winding Up.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount equal to $4.75 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series D Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said

          payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

               4.   Voting.

               (a) Except as may be otherwise provided in these terms of the Series D Preferred Stock or by law, the Series D Preferred Stock shall not be entitled to vote.

               (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series D Preferred Stock so as to affect adversely the Series D Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
           For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series D Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series D Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series D Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series D Preferred Stock. The number of authorized shares of Series D Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the

          holders of a majority of the then outstanding shares of the Common Stock, Series D Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

               5. Optional Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into one share of fully paid and nonassessable Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

               In the event of a notice of redemption of any shares of Series D Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full.
           In the event of a liquidation of the Corporation, the Conversion
          Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series D Preferred Stock.

               (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock.
           In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

               (c) Mechanics of Conversion.
                    ----------------------
                    (i) In order for a holder of Series D Preferred Stock to convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates for shares of Common stock to be issued, provided however, that the holder shall pay any transfer taxes arising from the issuance of the Common Stock to any person or entity other than the holder. If required by the Corporation,

               certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date").
               The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series D Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                    (ii) The Corporation shall at all times when the Series
               D Preferred Stock shall be outstanding, reserve and keep available out of is authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock.

                    (iii) All shares of Series D Preferred Stock which
               shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock accordingly.

               (d) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above in section 5(a) hereof, or a reorganization, merger, consolidation, or sale of assets provided for below in Section 5(e) hereof), then and in each event the holder of each such share of Series D Preferred Stock shall have the right thereafter to convert such share of Series D Preferred Stock into the kind and amount of shares of stock and other

          securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (e) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

               (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

               (g)  Notice of Record Date.  In the event:

                    (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii) that the Corporation subdivides or combines its
               outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of
               the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend

               or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of the involuntary or voluntary dissolution,
               liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock, and shall cause to be mailed to the holders of the Series D Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                         (A)  the record date of such dividend,
               distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

               6.   Optional Redemption.

               (a) At any time and from time to time, the Corporation may, at the option of its Board of Directors, redeem the Series D Preferred Stock, in whole or in part, by paying $7 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash for each share of Series D Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

               (b) In the event of any redemption of only a part of the then outstanding Series D Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series D Preferred Stock held of record by such holders on the date of the Redemption Notice (as defined below).


               (c) At least 30 days prior to the date fixed for any redemption of Series D Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class mail, postage prepaid, to each holder of record of Series D Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series D Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares specifying the Redemption Date and the date on which such holder's Conversion Rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series D Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.
           In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series D Preferred Stock designated for redemption in the Redemption Notice as holders of Series D Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series D Preferred Stock shall be redeemed from time to time. Any shares of Series D Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series D Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                       Designation of Series E Preferred Stock

               1. Designation; Rank. The series of Preferred Stock designated and known as "Series E Preferred Stock" shall consist of 400,000 shares, par value $.01 per share. Shares of the Series E Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation, junior to the Series C Preferred Stock and on a parity with the Series D Preferred Stock and Series F Preferred Stock.

               2.   Dividends.
                    ----------
               (a) The holders of the Series E Preferred Stock shall be entitled to receive, when declared by the Directors out of any funds legally available therefor, dividends in cash or, at the Corporation's option, in Common Stock, at the annual rate of $0.30 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, on the earlier to occur of (i) the Conversion Date (as hereinafter defined) and (ii) the Redemption Date (as hereinafter defined) (the "Dividend Payment Date"), payable in preference and priority to any payment of any cash dividend on Common Stock, junior in preference and priority to any dividend payment to the holders of Series C Preferred Stock and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series F Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the Dividend Payment Date. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day. If the Corporation elects to pay such dividends in Common Stock, the conversion price per share (the "Conversion Price") shall be the lesser of (i) $3.75 and (ii) the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the 30 trading days immediately preceding the Conversion Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

               (b) Dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the date of issue of the Series E Preferred Stock.


               (c) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to or on a parity with the Series E Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series E Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. (The Common Stock and any such series of Preferred Stock are referred to hereinafter as "Junior Securities".) Unless full cumulative dividends on the Series E Preferred Stock have been paid, no other distribution shall be made upon or in respect of the Junior Securities.

               3.   Liquidation, Dissolution or Winding Up.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series F Preferred Stock, an amount equal to $3.75 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the holders of Series E Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series E Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining


          assets and funds of the Corporation available for distribution to its stockholders.

               (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

               4.   Voting.
                    -------
               (a) Except as may be otherwise provided in these terms of the Series E Preferred Stock or by law, the Series E Preferred Stock shall not be entitled to vote.

               (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series E Preferred Stock so as to affect adversely the Series E Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
           For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series E Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series E Preferred Stock as to the right to receive either dividends or amounts

          distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series E Preferred Stock. The number of authorized shares of Series E Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series E Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

               5.   Conversion.
                    -----------
               (a) Mandatory Conversion. On January 1, 1995 (the "Conversion Date"), each share of Series E Preferred Stock shall automatically and without further action on the part of any holder of Series E Preferred Stock be converted into the number of shares of fully paid and nonassessable Common Stock derived by dividing $3.75 by the Conversion Price. Upon such conversion, each share of Series E Preferred Stock shall be canceled and not subject to reissuance. On or before September 30, 1994, the Corporation shall provide written notice (the "Conversion Notice") to the holders hereof of the Corporation's intention not to exercise the redemption option provided for in Section 6 hereof and to allow the Series E Preferred Stock to automatically convert pursuant to this Section 5(a). The immediately preceding sentence notwithstanding, the Corporation shall not be deemed to have waived its right to redeem the Series E Preferred Stock pursuant to Section 6 hereof by virtue of the issuance of the Conversion Notice."

               (b) Delivery of Stock Certificates. The holder of any shares of Series E Preferred Stock converted pursuant to Section 5(a) hereof, shall deliver to the Corporation during regular business hours at the office of the transfer agent of the Corporation for the Series E Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

               (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock.

           In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

               (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which a share of Series E Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series E Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series E Preferred Stock then in effect by a fraction:

                     (i) the numerator of which shall be the total number
               of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                    (ii) the denominator of which shall be the total number
               of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series E Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series E Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.


               (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series E Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

               (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 5(d), (e) and (f) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(h) hereof), then and in each event the holder of each such share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series E Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series E Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application

          of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

               (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the holders of the Series E Preferred Stock against impairment of their conversion rights.

               (j)  Notice of Record Date.  In the event:

                    (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii) that the Corporation subdivides or combines its
               outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of
               the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                    (iv) of the involuntary or voluntary dissolution,
               liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series E Preferred Stock, and shall cause to be mailed to the holders of the Series E Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating

                         (A)  the record date of such dividend,
               distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common


               Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                    (k) Optional Conversion.  Except as set forth in
          Section 5(a) hereof, the holders of the Series E Preferred Stock shall not have the right to convert their shares of Series E Preferred Stock into Common Stock.

               6.   Optional Redemption.

               (a) At any time and from time to time on or before December 31, 1994, the Corporation may, at the option of its Board of Directors, redeem the Series E Preferred Stock, in whole or in part, by paying $3.75 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash for each share of Series E Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

               (b) In the event of any redemption of only a part of the then outstanding Series E Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series E Preferred Stock held of record by such holders on the date of the Redemption Notice (as defined below).

               (c) At least ten (10) days prior to the date fixed for any redemption of Series E Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class mail, postage prepaid, to each holder of record of Series E Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series E Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series E Preferred Stock to be redeemed shall surrender

          his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series E Preferred Stock designated for redemption in the Redemption Notice as holders of Series E Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series E Preferred Stock shall be redeemed from time to time. Any shares of Series E Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series E Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series E Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.


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

                       Designation of Series F Preferred Stock

               1. Designation; Rank. The series of Preferred Stock designated and known as "Series F Preferred Stock" shall consist of 700,000 shares, par value $.01 per share. Shares of the Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation, junior to the Series C Preferred Stock and on a parity with the Series D Preferred Stock and Series E Preferred Stock.

               2. Dividends. The holders of the Series F Preferred Stock shall not be entitled to receive dividends.

               3.   Liquidation, Dissolution or Winding Up.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series F Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of Common Stock and any series of Preferred Stock ranking on liquidation junior to the Series F Preferred Stock ("Junior Securities") by reason of their ownership thereof, and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series E Preferred Stock, an amount equal to $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled, the holders of Series F Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series F Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities

          then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series F Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

               (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

               4.   Voting.

               (a) Except as may be otherwise provided in these terms of the Series F Preferred Stock or by law, the Series F Preferred Stock shall not be entitled to vote.

               (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series F Preferred Stock so as to affect adversely the Series F Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series F Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series F Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series F Preferred

          Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series F Preferred Stock. The number of authorized shares of Series F Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series F Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

               5. Conversion.

               (a) Mandatory Conversion. On July 1, 1995 (the "Conversion Date"), each share of Series F Preferred Stock shall automatically and without further action on the part of any holder of Series F Preferred Stock be converted into the number of shares of fully paid and nonassessable Common Stock derived by dividing the number 1 by a fraction, the denominator of which is $5.00 and the numerator of which is ninety percent (90%) of the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the 30 trading days immediately preceding the Conversion Date. Upon such conversion, each share of Series F Preferred Stock shall be canceled and not subject to reissuance."

               (b) Delivery of Stock Certificates. The holder of any shares of Series F Preferred Stock converted pursuant to Section 5(a) hereof, shall deliver to the Corporation during regular business hours at the office of the transfer agent of the Corporation for the Series F Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

               (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock.

           In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by $5.00.

               (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which a share of Series F Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series F Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series F Preferred Stock then in effect by a fraction:

                    (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                   (ii) the denominator of which shall be the total number
               of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series F Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series F Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.


               (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series F Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

               (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 5(d), (e) and (f) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(h) hereof), then and in each event the holder of each such share of Series F Preferred Stock shall have the right thereafter to convert such share of Series F Preferred Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series F Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series F Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application

          of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series F Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series F Preferred Stock.

               (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the holders of the Series F Preferred Stock against impairment of their conversion rights.

               (j)  Notice of Record Date.  In the event:

                    (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its
               outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of
               the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series F Preferred Stock, and shall cause to be mailed to the holders of the Series F Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating

                         (A)  the record date of such dividend,
               distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common

               Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                         (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                    (k) Optional Conversion.  Except as set forth in
          Section 5(a) hereof, the holders of the Series F Preferred Stock shall not have the right to convert their shares of Series F Preferred Stock into Common Stock.

               6. Redemption. The Corporation shall not have any right to redeem the Series F Preferred Stock.

               FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

               SIXTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

               SEVENTH. The number of directors constituting the entire Board of Directors shall be as set forth in or pursuant to the by-laws of the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1995, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1996 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997. At each annual

          meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

               IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President and attested by its
          Secretary this    day of June, 1994.

                                        SHARED TECHNOLOGIES INC.
          ATTEST


          By: _ _ _ _ _ _ _ _ _ _ _ _   By:_ _ _ _ _ _ _ _ _ _ _ _
          Kenneth M. Dorros, Secretary    Anthony D. Autorino
                                         President


          [Corporate Seal]











<EX-3.2>
                                     Exhibit 3.2
                            AMENDED AND RESTATED BYLAWS

                                         OF

                              SHARED TECHNOLOGIES INC.

                          (Effective as of June 15, 1994)


          ARTICLE I

          Identification
          ---------------
              Section 1. Name. The name of the corporation is SHARED TECHNOLOGIES INC. (the "Corporation").

              Section 2. Principal Office and Place of Business. The principal office of the Corporation shall be located at such location, within or without the State of Delaware, as the board of directors shall designate from time to time. The board of directors shall have the power and authority to establish and maintain branch or subordinate offices at any other locations within or without the State of Delaware. The registered office of the Corporation shall be 1013 Centre Road in Wilmington, Delaware. The registered agent in Delaware shall be the Corporation Service Company.


          ARTICLE II

          Shareholders
          -------------
              Section 1. Place of Meetings. Annual and special meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware, as may be determined by the board of directors and designated in the notice of the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any other place as the place for holding such meeting.

              Section 2. Annual Meeting. The annual meeting for the election of directors, and for the transaction of such other business of the shareholders as may properly be brought before the meeting, shall be held on the third Tuesday in May at such place and at such time as may be designated by the board of directors. If the annual meeting of the shareholders is not held as herein prescribed, the existing slate of directors shall remain in office and the election of directors may be held at any meeting thereafter called pursuant to these bylaws or otherwise lawfully held.

              Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Chairman of the board of directors. The Chairman shall call a special meeting of the shareholders upon written request of the shareholders entitled to cast not less than ten percent (10%) of all the issued and outstanding shares of the Corporation entitled to vote for the purposes specified in such request. If the Chairman does not within fifteen (15) days after the receipt of such shareholders request call such meeting, the shareholders may call the same. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof and no other business shall be transacted at the meeting, unless all shareholders entitled to vote are present and consent thereto.

              Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of any shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a greater period of notice is required by law in a particular case, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; provided, however, that in the case of shareholders who are employees of the Corporation delivery at the office address of such employee shall be sufficient. Any matter relating to the affairs of the Corporation may be brought up for action at the annual meeting of shareholders, whether or not stated in the notice of the meeting; provided, however, that unless stated in the notice of the meeting, no bylaw may be brought up for adoption, amendment or repeal and no matter, other than the election of directors, may be brought up which expressly requires the vote of shareholders.

              Section 5. Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder either before or after the time stated therein and, if any person present at a shareholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

              Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders

          entitled to receive payment of any dividend, or in order to make a determination of such shareholders for any other proper purpose, the directors of the Corporation shall fix in advance a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such distribution is adopted, shall be the record date for such determination of shareholders. The record date is effective as of the close of business on such date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof which is thirty (30) days or less.

              Section 7. Voting Lists and Inspection. The officer of the Corporation having responsibility for the share transfer books shall make, or cause to be made, at least ten (10) days before each meeting of shareholders, a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by, each. Such list or other equivalent record shall, for a period of ten (10) days prior to such meeting, be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholders during usual business hours for any proper purpose in the interest of the shareholder or of the Corporation. Such list or equivalent record shall also be produced and kept open to such inspection during the whole time of the meeting. The original share transfer book shall be prima facie evidence as to the shareholders entitled to inspect such list or other equivalent record.

              Section 8. Quorum and Adjournment of Shareholders' Meetings. At any meeting of shareholders at least one-third of the outstanding shares of the Corporation entitled to vote at such meeting, and represented in person or by proxy, shall constitute a quorum of the shareholders, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum. If a larger number shall be required by law and less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is present or represented, at which time any business may be transacted which might have been

          transacted at the meeting as originally notified; provided, however, that the adjournment does not exceed thirty (30) days.
           The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of any shareholders, unless the absence of a quorum is specifically noted, by the chairman of the meeting.

              Section 9. Voting. At each meeting of the shareholders, every shareholder entitled to vote shall have one vote for each share of stock registered in his or her name as of the record date for said meeting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by written ballot; provided, however, that the election of the board of directors shall not be by written ballot. All questions shall be decided by majority vote except as otherwise provided by these bylaws, the certificate of incorporation, or laws of the State of Delaware.

              Section 10. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. All proxies shall be in writing and shall be filed with the Secretary of the Corporation before being voted. A proxy shall not be voted or acted upon after three (3) years from its date of execution unless it specifies a longer length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

              A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

              Section 11. Shareholders' Action Without Meeting. Any action which is required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing to such action.

              The Secretary of the Corporation shall file such consent or consents, or certify the tabulations of such consents and file such certificate with the minutes of the shareholders.


          Section 12. Irregular Shareholders' Meetings. Actions taken at any meeting of shareholders, however called and with whatever notice, if any, are as valid as though taken at a meeting duly called and held with notice if:

              (a) all shareholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any shareholder; or

              (b) a quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any shareholder entitled to vote and not present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof. All such waivers, consents or approval shall be filed with the corporate records or be made a part of the minutes. The absence from the minutes of any indication that a shareholder objected to holding the meeting shall prima facie establish that no such objection was made.

              Section 13. Order of Business. The order of business at the annual meeting of the shareholders and, insofar as practical, at all other meetings of shareholders, shall be established by the Chairman.


          ARTICLE III

          Board of Directors
          ------------------
               Section 1. General Powers. The business and affairs of the Corporation shall be managed by the board of directors. The board of directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. The initial directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1995, the initial directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1996, and the initial directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

               Section 2. Number, Election and Term of Office. The number of directors shall be fixed from time to time by resolution of the board of directors, but shall not be less than three (3) nor more than eleven (11). In case of any increase in the number of

          directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified (subject to Section 3 of this Article III). No decrease in the number of directors shall shorten the term of any incumbent director. Any newly-created or eliminated directorships resulting from an increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. It shall not be a qualification of office that the directors be residents of the State of Delaware or stockholders of the Corporation.

               Section 3. Vacancies. In case of any vacancy in the board of directors through death, resignation, retirement, removal, disqualification or other cause, the remaining directors, by vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of office of the class for which such vacancy occurs, and until the election of his successor. Any director elected by the remaining board of directors to fill a vacancy created by any of the foregoing reasons or by an increase in the number of directors constituting the entire board of directors must subsequently be approved or confirmed by the holders of a majority of the shares of common stock of the Corporation present in person, or represented by proxy, and entitled to vote at the next annual meeting of stockholders. If the director elected to fill such vacancy by the board of directors is not subsequently approved by the stockholders, and if another candidate is not elected at the annual meeting of stockholders in accordance with federal securities laws and these bylaws, then the number of directors constituting the entire board of directors will automatically be reduced and, if necessary, the number of directors serving in each class will be reapportioned so that the number of directors serving in each class will be as nearly equal as possible.

              Section 4. Meetings. The board of directors shall meet each year following the annual meeting of the shareholders and shall hold regular meetings on the third Tuesday of January, March, May, July, September and November. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Regular meetings may be held with or without notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or waiver of notice, unless otherwise provided by law, the certificate of incorporation or these bylaws.



              One or more directors, or a member of a committee of the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

              Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman or any three (3) directors. At least two (2) days' written or oral notice of special meetings of the directors shall be given to each director.

              Section 6. Notice and Waiver. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

              Section 7. Quorum and Voting. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. If, at any meeting of the board of directors, less than a quorum is present, a majority of those directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a duly called meeting at which a quorum is present at the time of the act shall be the act of the board of directors.
           The affirmative vote of the directors holding a majority of the directorships shall be required for action by the board of directors on any matter whatsoever.

              Section 8. Action Without Meeting. Any action which is required or permitted to be taken at any meeting of the board of directors, or a committee thereof, may be taken without such a meeting; provided, however, that all of the directors or all of the members of a committee thereof, as the case may be, severally or collectively consent in writing to such action before or after the time such action is taken. The Secretary of the Corporation shall file such consents with the minutes of the meeting of the board of directors.

              Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the adjournment of the

          meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

              Section 10. Executive Committee. The board of directors shall designate three (3) directors to constitute an executive committee. The executive committee shall have and may exercise all of the authority of the board of directors subject, however, to any limitations the board of directors may place on such authority from time to time by resolution.

              Section 11.  Audit Committee.  The board of directors shall designate three (3) directors to constitute an audit committee.
           The audit committee shall have and may exercise such authority and perform such acts as the board of directors may from time to time direct by resolution and/or as required by applicable law.

              Section 12. Compensation Committee. The board of directors shall designate four (4) directors to constitute a compensation committee. The compensation committee shall set the compensation of the President and review, from time to time, the compensation policies and procedures of the Corporation. The compensation committee shall have and may exercise such other authority and perform such other acts as the board of directors may, from time to time, direct by resolution.

              Section 13. Ad Hoc Committees. The board of directors may designate one (1) or more directors to constitute such ad hoc committees as the board of directors shall deem necessary or appropriate. Each such committee shall have and may exercise all such authority of the board of directors as shall be provided in the resolution establishing such committee, subject to the provisions of the certificate of incorporation.

              Section 14. Committee Minutes. Each committee shall keep minutes of its proceedings, copies of which shall be provided to each and every member of the board of directors.

              Section 15. Alternate Committee Members. The board of directors may designate one (1) or more directors to serve as alternate members of any committee. An alternate may replace any disqualified or absent member of the committee with respect to which he was designated to serve as an alternate member; provided, however, that in the event of the death or resignation of any permanent committee member the board of directors must designate a replacement and the alternate may not act in such member's place.

              Section 16. Compensation of Directors. The board of directors shall determine the compensation, if any, to be paid to the directors for their services as directors, including reasonable allowance for expenses actually incurred in

          connection with their duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation thereof when properly authorized.

              Section 17.  [Intentionally Omitted.]

              Section 18. Resignation. A director may resign at any time by giving written notice to the board of directors, the Chairman, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall be effective immediately upon receipt thereof by the Corporation, and the acceptance of the resignation shall not be necessary to make it effective.

              Section 19. Interested Directors. A contract or other transaction between the Corporation and a director or a member of his immediate family or between the Corporation and any other corporation, firm, association or entity in which a director of the Corporation and members of his immediate family have an interest shall not be either void or voidable and such director shall not incur any liability, merely because such director is a party thereto or because of such family relationship or interest if: (i) such family relationship or such interest, if it is a substantial interest, is fully disclosed and the contract or transaction is not unfair as to the Corporation and is authorized by (a) directors or other persons who have no substantial interest in such contract or transaction in such manner as to be effective without the vote, assent or presence of the director concerned or (b) the written consent of all the directors who have no substantial interest in such contract or transaction, whether or not such directors constitute a quorum of the Board of directors; or (ii) such family relationship or such interest, if it is a substantial interest, is fully disclosed and the contract or transaction is approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote; or (iii) the contract or transaction is not with the director or a member of his immediate family and any such interest is not substantial or
          (iv) the contract or transaction is fair as to the Corporation.
           A contract or other transaction between a director or a member of his immediate family with a third party which might otherwise have been entered into by the Corporation and such third party shall be deemed authorized if effected in compliance with this section.

              In the absence of fraud (without giving effect to the meaning of that term under the applicable Federal or state securities law), no director engaging in a transaction authorized under the provisions hereof shall be liable to the Corporation or to any shareholder or creditor thereof, or to any

          other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director be accountable for any gains or profits realized therefrom.

              Section 20. Determination of Terms and Conditions of Additional Classes of Stock. The board of directors is authorized to fix and determine terms, limitations and relative rights and preferences of any preferred or special class of shares.


          ARTICLE IV

          Officers
          ---------
              Section 1. Officers. The Board of Directors shall appoint as officers of the Corporation a President, a Secretary, a Treasurer and any number of Vice Presidents. The board of directors may elect a Chairman of the board of directors and may, in its discretion, appoint such other officers and assistant officers as the business of the Corporation may require. Any individual may hold more than one office; provided, however, that no one individual may hold the offices of President and Secretary.

              Section 2. Election and Term of Office. The officers of the Corporation shall be appointed or elected by the board of directors in such manner as they may prescribe. Each officer shall hold office for a term of one (1) year and until a successor is elected and qualified, or until the death, resignation or removal of such officer.

              Section 3. Removal. Any officer or agent may be removed by the board of directors at any time, with or without cause and with or without notice or hearing. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

              Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

              Section 5. Chairman. The Chairman shall preside at all meetings of shareholders and directors and shall have such powers as may be conferred from time to time by the board of directors. He shall be a member of all committees of the board of directors.

              Section 6. President. The President shall be the chief executive officer of the Corporation; he shall have general and active management of the business of the Corporation, shall see

          that all orders and resolutions of the board of directors are carried into effect, subject, however, to the right of the board of directors to delegate any specific powers, except as may be exclusively conferred on the President by law, to the Chairman or any other officer of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation. He shall be an EX-OFFICIO member of all committees of the Board of Directors except when the office of Chairman and President are held by the same individual, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

              Section 7. Vice Presidents. In the absence of the President or in the event of the inability or refusal to act of the President, the Vice-President, if one is appointed, or if there shall be more than one Vice-President, the Vice Presidents in the order designated by the directors (or if there be no such designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              Section 8. Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the shareholders and act as clerk thereof, and record all votes of the directors and shareholders and the minutes of all proceedings of the directors and shareholders in a book to be kept for that purpose and shall perform like duties for the committees of the board of directors when required. The Secretary shall give, or cause to be given, all notices required by law or these bylaws, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The board of directors may give general authority to any other officer to affix the corporate seal of the Corporation and to attest to the affixing by his signature.

              Section 9. Assistant Secretary. The Assistant Secretary, if one shall be appointed, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall

          perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              Section 10. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, keep full and accurate accounts of receipts and disbursements and other customary financial records of the Corporation, deposit all monies and valuable effects in the name and to the credit of the Corporation in depositories designated by the board of directors, disburse the funds of the Corporation as may be ordered by the board of directors or the President, taking proper vouchers for such disbursements, render to the board of directors or the President whenever they request an accounting of all of his transactions as Treasurer or of the financial condition of the Corporation and, in general, perform such other duties as may from time to time be assigned to him by the board of directors or by the President or as are incident to the office of Treasurer.

              Section 11. Assistant Treasurer. The Assistant Treasurer, if one shall be appointed, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, or to any director, or to any other person whom it may select.


          ARTICLE V

          Issue and Transfer of Stock
          ---------------------------
              Section 1. Certificate for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the board of directors. All certificates for shares of each class shall be consecutively numbered or otherwise identified and sealed with the seal of the Corporation. The names and addresses of the shareholders, the number of shares, and dates

          of issue shall be entered on the stock transfer books of the Corporation.

              If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

              Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

              Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

              Section 2. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such


          payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation; provided, however, that such subscription is in writing and signed by the subscriber.

              Section 3. Issuance of Stock. The board of directors is hereby authorized and empowered to issue from time to time all or any part of the shares of its unissued authorized capital stock, as then constituted, for such consideration, in money or other property, as the board of directors may deem advisable; and all shares of the capital stock of this Corporation when issued shall be deemed fully paid and nonassessable and the holders of such shares shall not be liable thereunder to this Corporation or its creditors.

              Section 4.  Transfer of Shares.
                         --------------------
              a. Upon surrender to the Corporation or the transfer agent(s) of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent(s) of the Corporation, if any, to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office or the office of its transfer agent.

              b. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

              c. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

              Section 5. Lost, Destroyed and Stolen Certificates. Unless otherwise restricted by law, the Corporation may refuse to issue a certificate in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such terms and indemnification to the Corporation as the directors may prescribe.


              ARTICLE VI

              Fiscal Year
              ------------

              The fiscal year of the Corporation shall be designated by the board of directors.


              ARTICLE VII

              Seal
              ----
              The corporate seal of this Corporation shall be a circular seal and shall have inscribed thereon the Corporation's name and state of incorporation.


              ARTICLE VIII

              Amendments
              -----------
              Section 1. By Directors or Shareholders. The bylaws of the Corporation may be altered, amended or repealed at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon represented at such meeting in person or by proxy and at any validly called and convened meeting of the board of directors by the affirmative vote of a majority of the directors; provided, however, that the notice of such meeting shall state that such alteration, amendment or repeal will be proposed.

              Section 2. Record of Changes. Whenever a bylaw is amended or repealed or a new bylaw is adopted, such action and the date on which it was taken shall be noted on the original bylaws in the appropriate place or a new set of bylaws shall be prepared incorporating such changes.

              Section 3. Inconsistencies with Certificate of Incorporation. If any provisions of these bylaws shall be found to be inconsistent with any provisions of the certificate of incorporation, as presently existing, or as from time to time amended, the latter shall constitute the controlling authority.


              ARTICLE IX

              Miscellaneous
              -------------
              Section 1. Inspection of Corporate Records. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal executive office of the Corporation, giving the names and addresses of all shareholders, and the

          number and class or classes of shares held by each. The original or a copy of the certificate of incorporation and bylaws of the Corporation, as amended, or otherwise altered to date, and certified by the Secretary of the Corporation, shall at all times be kept at the principal office of the Corporation and shall be open to inspection by all shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the Corporation.

              At intervals of not more than twelve (12) months, the Corporation shall prepare a balance sheet showing the financial condition of the Corporation as of a date not more than four (4) months prior thereto and a profit and loss statements respecting its operation for the twelve months preceding such date. The balance sheet and a profit and loss statement shall be deposited at the principal office of the Corporation and kept for at least ten years from such date.

               Any shareholder of record shall, upon written request under oath to the Corporation stating the purpose thereof, have the right to conduct an examination in person, or by agent or attorney, at any reasonable time, for a specified, reasonable and proper purpose, of the Corporation's stock transfer books, a list of its shareholders and the board of directors, these bylaws, its minutes of the meetings of shareholders and the board of directors, and its other books and records, and to make copies and extracts thereof. A specified, reasonable and proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance, where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.

              Section 2. Notices. Whenever, under the provisions of applicable law, the certificate of incorporation or these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that in the case of shareholders which are employees of the Corporation delivery at the office address of such employee shall be sufficient. Notice to directors may also be given by telegram, and, where specifically provided for herein, orally.

              Section 3. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions

          of these bylaws or under the provisions of the certificate of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice shall be deemed equivalent to the giving of such notice. Attendance in person at any meeting shall constitute waiver of notice unless such attendance is for the purpose of contesting proper notice of the meeting.


              ARTICLE X

              Certification
              ---------------
              These amended and restated bylaws have been prepared pursuant to a resolution duly adopted by the board of directors and the stockholders dated June 8, 1994, and are the true and correct bylaws of the Corporation as of the effective date.

               In Witness Whereof, the undersigned, Kenneth M. Dorros, Secretary of the Corporation has set his hand and seal of the Corporation as of the 15th day of June, 1994.




                                        -------------------------------
                                        Kenneth M. Dorros
                                        Secretary
























<EX-10.16>
                                   Exhibit 10.16
                                      AGREEMENT


               AGREEMENT dated as of January 10, 1994 between Shared Technologies Inc., (the "Company") and Vertical Financial Holding ("Vertical").


                                   W I T N E S S E T H:


               WHEREAS, the Company desires to receive advisory services in connection with (a) structuring equipment leases for potential customers, (b) marketing the Company's products outside the United States, (c) arranging additional financing, including debt facility arrangements with prospective banks to enhance the Company's working capital, and (d) structuring and negotiating the prospective acquisition of Access Telecommunication Group, LP. ("Access") as well as arranging and/or assisting the Company in obtaining financing for such acquisition, in each case for the further growth of the Company's business, collectively, the "Objectives"); and

               WHEREAS, Vertical has established its expertise in, among other things, assisting companies in marketing their products internationally, structuring leasing transactions and assisting companies in their mergers & acquisitions activities, including but not limited to, structuring such transactions, as well as providing the financing for such transactions.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:


                 VERTICAL ENGAGEMENT. THE COMPANY ENGAGES VERTICAL, AND VERTICAL ACCEPTS SUCH ENGAGEMENT, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.


                 SERVICES. (A) AT SUCH TIMES AS ARE MUTUALLY CONVENIENT TO VERTICAL AND THE COMPANY DURING THE TERM (AS DEFINED BELOW), VERTICAL SHALL USE ITS BEST EFFORTS TO ASSIST THE COMPANY IN CONNECTION WITH EACH OF THE OBJECTIVES, INCLUDING THE PRESENTATION OF A PROPOSAL FOR THE FORMATION OF A POSSIBLE JOINT VENTURE BETWEEN THE PARTIES FOR THE PURPOSES OF MARKETING ITS PRODUCTS INTERNATIONALLY.



                                   IN CONNECTION WITH ANY PROPOSAL
               MADE BY VERTICAL PURSUANT TO THIS AGREEMENT, THE
               COMPANY SHALL EXERCISE ITS GOOD FAITH IN CONSIDERING SUCH PROPOSAL BUT SHALL NOT BE OBLIGATED TO ACCEPT SUCH PROPOSAL.

                    (c) Vertical shall exercise its obligations under the Agreement in a highly prompt manner, particularly with respect to the financing of the prospective acquisition of Access.


                 COMPENSATION. FOR SERVICES RENDERED BY VERTICAL PURSUANT TO THIS AGREEMENT, THE COMPANY SHALL:


                                   PAY VERTICAL $150,000, WHICH SHALL
               BE PAID IN FULL WITHIN FOUR MONTHS OF THE CONSUMMATION OF THE PROSPECTIVE ACQUISITION OF ACCESS, PROVIDED HOWEVER, THAT IN THE EVENT THAT THE RATIO (THE "RATIO") OF THE COMPANY'S CURRENT ASSETS AND CURRENT LIABILITIES EXCEEDS 1:1, SUCH PAYMENT SHALL BE DEFERRED UNTIL SUCH TIME AS THE COMPANY ACHIEVES THIS RATIO AS OF THE END OF ANY CALENDAR MONTH.


                               ISSUE TO VERTICAL (I) A THREE-YEAR
               WARRANT TO PURCHASE 300,000 SHARES OF COMMON STOCK OF
               THE COMPANY AT A PURCHASE PRICE OF $5.75 PER SHARE, AND
                    A FIVE-YEAR WARRANT (II) TO PURCHASE 250,000 SHARES OF
               COMMON STOCK OF THE COMPANY AT A PURCHASE PRICE OF
               $7.00 PER SHARE (COLLECTIVELY, THE "WARRANTS"). THE WARRANTS SHALL CONTAIN STANDARD ANTI-DILUTION
               PROVISIONS AND ONE DEMAND AND UNLIMITED PIGGYBACK
               REGISTRATION RIGHTS, SUBJECT TO CUSTOMARY PROVISIONS
               (AT THE COMPANY'S EXPENSE, EXCEPT FOR UNDERWRITING
               COMMISSIONS).

                                   DURING THE TERM, PAY VERTICAL A
               RETAINER OF $3,000 PER MONTH FOR SERVICES RENDERED
               HEREUNDER.


                                   UPON EXECUTION OF THIS AGREEMENT,
               PAY VERTICAL $30,000, WHICH FEE SHALL BE IN ADDITION TO ALL FEES RECEIVED PURSUANT TO SECTIONS 3(A) AND 3(C) HEREOF.

               Section 4. Subscription of Stock. The parties agree that Vertical, through its affiliate, General Capital Holdings, Ltd., shall have the right to acquire from the Company shares of Common

          Stock of Shared Technologies Cellular, Inc. ("STC") held by the Company, equal to approximately 1.5% of STC total outstanding stock at a price equal to $54.06 per share.

               Section 5. Expenses. The Company shall pay Vertical, on a monthly basis, all reasonable costs and out-of-pocket expenses incurred by Vertical in connection with its obligations and duties under this Agreement; provided, however, that Vertical shall obtain the prior written consent of the Company for any single item of expense in excess of $1,000. The Company's consent hereunder shall not be unreasonably withheld or delayed.
           Vertical shall furnish receipts for all such expenses.

               Section 6. Non-Competition. Vertical acknowledges that in the course of its engagement it will become familiar with trade secrets and other confidential information ("Confidential Information") concerning the Company and that its services will be special, unique and extraordinary to the Company. Subject to the limitations set forth herein, Vertical agrees that during the Term (as defined below) and for a period of two years thereafter, it shall not directly or indirectly, through its affiliates, including Jacob Agam and companies which are controlled by Mr. Agam (the "Vertical Group"), or otherwise, own, manage, control, participate in, consult with, render services to, or in any manner engage in any business competitive with the business of the Company as such business exists within any geographical area in which the Company then conducts business. In addition, the Vertical Group shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the Term of this Agreement and for a period of two years thereafter. In the event the Company breaches its duties or obligations under this Agreement (including Sections 3 and 4 hereof), the Company agrees that the Vertical Group shall not be bound by the provisions of this Section 5, except for the provisions of the immediately following sentence. The Vertical Group agrees that it shall not disclose to any third party any Confidential Information and shall not use any Confidential Information for any purpose other than the performance of Vertical's duties under this Agreement. Vertical acknowledges that the violation of this agreement may cause irreparable harm to the Company, its subsidiaries or affiliates, and monetary damages will not be an adequate remedy in the event of a breach and accordingly, the Company will be entitled to seek appropriate injunctive and other equitable relief.

               Section 7. Term. This Agreement shall be for a term commencing on the date hereof and ending on November 10, 1996 (the "Term").

               Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the

          State of New York. Any dispute between the parties hereto arising from or relating to the terms of this Agreement shall be submitted to arbitration in New York, New York under the auspices of the American Arbitration Association.

               Section 9. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Vertical.

               Section 10. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Vertical and the Company and their respective successors and assigns; provided, however, that the rights and obligations of Vertical under this Agreement (with the exception of those rights in Section 3 hereof) shall not be assignable.

               Section 11. Indemnification. The Company hereby expressly agrees to indemnify and hold harmless Vertical, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their negligence or misconduct.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                   SHARED TECHNOLOGIES INC.



                                   By:-----------------------------
                                      Name:
                                      Title:






                                   VERTICAL FINANCIAL HOLDING



                                   By:------------------------------
                                      Name:


                                      Title:















































<EX-11>
                                     EXHIBIT 11

             Page 1 of 3

                                 SHARED TECHNOLOGIES INC.
                          Computation of Earnings Per Share and
                      Weighted Average Number of Shares Outstanding
                          For the Period Ended December 31, 1992

                                             Percentage
                              Shares          of Year       Weighted
          Date Issued         Issued          Outstanding   Average
          ---------------     --------------------------------------
          January 1, 1992.....3,740,732       100.00%       3,740,732
                              ------------
                              3,740,732
          April 8, 1992.......   19,014        73.22           13,922
                              ------------
                              3,759,745
          May 22, 1992.......       471        61.20              288
                              ------------
                              3,760,217
          September, 22, 1992.   80,000        27.60           22,077
                              ------------
                              3,840,217
          September 23, 1992..  466,250        27.32          127,391
                              ------------
                              4,306,467
          September 24, 1992..  306,750        27.05           82,973
                              ------------
                              4,613,217
          September 25, 1992..  100,000        26.78           26,776
                              -------------
                              4,713,217
          September 30, 1992..  151,850        25.41           38,585
                              -------------
                              4,865,067
          October 1, 1992....     1,313        25.14              330
                              -------------
                              4,866,379
          October 15, 1992....    2,625        21.31              559
                              -------------
                              4,869,004
          November 25, 1992..    28,042        10.11            2,835
                              -------------
                              4,897,046
          November 30, 1992...   12,554         8.74            1,098
                              -------------
                              4,909,600
          December 14, 1992..   100,000         4.92            4,918
                             -------------
                              4,009,600
          December 31, 1992...   82,596         0.27              226
                              -------------
                              5,092,197


          Weighted Average Common Shares Outstanding        4,062,710

                    Net Income Per Common Share:
                    Net Income Applicable to Common Stock
                     For the Year Ended
                     December 31, 1992            $2,389,821
                                                  ---------- = $.59

          Weighted Average Number of Shares Outstanding     4,062,710

          The above shares reflect the September 1992 one-for-four reverse stock split.






























                                     EXHIBIT 11
                                                                Page 2 of 3

                                 SHARED TECHNOLOGIES INC.
                          Computation of Earnings Per Share and
                      Weighted Average Number of Shares Outstanding
                          For the Period Ended December 31, 1993


                                             Percentage
                              Shares          of Year       Weighted
          Date Issued         Issued          Outstanding   Average
          ----------------    --------------------------------------
          January 1, 1993.... 5,092,197       100.00%     5,092,197
                              ----------
                              5,092,197
          January 15, 1993 ..     5,000        96.16          4,808
                              ----------
                              5,097,197
          April 22, 1993......   10,000        69.59          6,959
                              ----------
                              5,107,197
          June 18, 1993......    34,152        53.97         18,432
                              ----------
                              5,141,349
          September 15, 1993..    9,467        29.59          2,801
                              ----------
                              5,150,816
          October 5, 1993.....   13,793        24.11          3,325
                              ----------
                              5,164,609
          October 29, 1993....   20,000        17.53          3,507
                             ----------
                              5,184,609
          December 15, 1993...    5,728         4.66            267
                             ----------                     --------
                              5,190,337                   5,132,296

               Net Income Per Common Share:

               Net Loss For the Period Ended
                  December 31, 1993          $ (204,476)
                                             ----------- = $(.04)
               Weighted Average Number of
               Shares Outstanding                         5,132,296



                                     EXHIBIT 11
                                                                Page 3 of 3

                                 SHARED TECHNOLOGIES INC.
                          Computation of Earnings Per Share and
                      Weighted Average Number of Shares Outstanding
                          For the Period Ended December 31, 1994

                                              Percentage
                              Shares          of Year       Weighted
          Date Issued         Issued          Outstanding   Average
          ---------------     --------------------------------------
          January 1, 1994.... 5,666,699        100.00%     5,666,699
                              ---------
                              5,666,699
          February 7, 1994...     1,061         89.86            953
                             ----------
                              5,667,760
          May 27, 1994...       307,139         60.00        184,283
                             ----------
                              5,974,899
          June 13, 1994......    11,354         55.34          6,284
                              ---------
                              5,986,253
          June 27, 1994.....  1,762,033         51.51        907,568
                              ---------
                              7,748,286
          August 1, 1994.....     8,215         41.92          3,444
                              ----------
                              7,756,501
          August 15, 1994....    25,000         38.08          9,521
                             -----------
                              7,781,501
          September 28, 1994.    51,589         26.03          3,427
                             -----------
                              7,833,090
          December 29, 1994..    11,992           .82             99
                             -----------
                              7,845,082                    6,792,277
                             ==========                    =========

                Net Income (Loss) Per Common Share:
                Net Loss Applicable to Common Stock
                    For the Year Ended
                     December 31, 1994       1,807,826
                                             ---------      = $.27
                Weighted Average Number of
                  Shares Outstanding                        6,792,277



          The above shares have been restated to reflect the September 1992 one-for-four reverse stock split.








































<EX-21>
                                     Exhibit 21

               The following table indicates the subsidiaries and partnerships owned by the Company.


          Shared Technologies Cellular, Inc.+......................a
          Delaware corporation
          Multi-Tenant Services, Inc. ++...........................a
          Delaware corporation
          SafeCall, Inc.+..........................................a
          Delaware corporation
          Financial Place Communications Company*.........an Illinois
          general partnership
          Boston Telecommunications Group, Inc. ++
               d/b/a Boston Telecommunications Company........a
          Massachusetts corporation
          STI Cellular Franchise Corp.**...........................a
          Delaware corporation
          Access Communication Group, L.P. +++................a Texas
          limited partnership
          Access Telemanagement, Inc. ++..............................a
          Texas corporation
          Access Network Services, Inc. ***...........................a
          Texas corporation


           _ _ _ _ _ _ _ _ _ _ _


          + a majority-owned subsidiary of Shared Technologies Inc.
          ++ a wholly-owned subsidiary of Shared Technologies Inc.
          * 99% owned by the Company
          ** a wholly-owned subsidiary of Shared Technologies Cellular, Inc.
          +++ 99% owned by the Company and 1% owned Access Telemanagement,
          Inc.
          *** a wholly-owned subsidiary of Access Communication Group, L.P.


